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All of the persons listed below are United States citizens.

                          Directors of Raytheon Company

Name/Business Address            Principal Occupation

Charles F. Adams             Retired Chairman, Raytheon Company
Raytheon Company
141 Spring Street
Lexington, MA 02173

Francis H. Burr              Of Counsel, law firm of Ropes &
Ropes & Gray                 Gray
One International Place
Boston, MA 02110

Ferdinand Colloredo-Mansfeld Chairman and Chief Executive
Cabot Partners               Officer, Cabot Partners (Real
Two Center Plaza             Estate Investment and Management)
Suite 200, 2nd Floor
Boston, MA 02108-1906

Theodore L. Eliot, Jr.       International Relations
5850 Grove Street
Sonoma, CA 95476

John R. Galvin               Dean, Fletcher School of Law and
Tufts University             Diplomacy
160 Packard Avenue
Medford, MA 02155

Barbara B. Hauptfuhrer       Corporate Director
1700 Old Welsh Road
Huntingdon Valley, PA 19006

Richard D. Hill              Retired Chairman, Bank of Boston
Bank of Boston               Corporation
Suite 2300
P.O. Box 2016
100 Federal Street
Boston, MA 02106

L. Dennis Kozlowski          Chairman and Chief Executive
Tyco International, Ltd.     Officer Tyco International, Ltd.
1 Tyco Park                  (Fire Protection Systems)
Exeter, NH 03833

James N. Land, Jr.           Financial Advisor
Box 918
Short Hills, NJ 07078-0918


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Name/Business Address            Principal Occupation

A. Lowell Lawson             Raytheon Executive Vice President
E-Systems, Inc.              and Chairman and Chief Executive
6250 LBJ Freeway             Officer, E-Systems, Inc.
Dallas, TX 75240

Thomas L. Phillips           Retired Chairman, Raytheon Company
Raytheon Company
141 Spring Street
Lexington, MA 02173

Dennis J. Picard             Chairman and Chief Executive
Raytheon Company             Officer, Raytheon Company
141 Spring Street
Lexington, MA 02173

Warren B. Rudman             Partner, Law Firm of Paul, Weiss,
Paul, Weiss, Rifkind,        Rifkind, Wharton & Garrison
  Wharton & Garrison
1615 L Street, NW
Washington, D.C. 20036

Joseph J. Sisco              Management Consultant
Sisco Associates
2517 Massachusetts Ave., N.W.
Washington, D.C. 20008-2823

Alfred M. Zeien              Chairman and Chief Executive
The Gillette Company         Officer, The Gillette Company
Prudential Tower Building,   (Consumer Goods and Services)
48th Floor
Boston, MA 02199

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                     Executive Officers of Raytheon Company

Name/Business Address                    Position with Raytheon

Elizabeth H. Allen
141 Spring Street                     Vice President - Corporate
Lexington, MA 02173                   Communications

Gail P. Anderson
141 Spring Street                     Vice President - Human Resources
Lexington, MA 02173

Shay D. Assad
141 Spring Street                     Vice President - Contracts
Lexington, MA 02173

Renso L. Caporali
141 Spring Street                     Senior Vice President - Government and
Lexington, MA 02173                   Commercial Marketing

Philip W. Cheney
141 Spring Street                     Vice President and Group Executive -
Lexington, MA 02173                   Commercial Electronics

Kenneth H. Colburn
141 Spring Street                     Vice President - Project and
Lexington, MA 02173                   International Finance

Peter R. D'Angelo
141 Spring Street                     Executive Vice President and Chief
Lexington, MA 02173                   Financial Officer

Herbert Deitcher
141 Spring Street                     Senior Vice President - Treasurer
Lexington, MA 02173

David S. Dwelley
141 Spring Street                     Vice President - Strategic Business
Lexington, MA 02173                   Development

Michele C. Heid
141 Spring Street                     Vice President - Investor Relations
Lexington, MA 02173

Christoph L. Hoffmann
141 Spring Street                     Executive Vice President - Law,
Lexington, MA 02173                   Corporate Administration, and Secretary

Thomas D. Hyde
141 Spring Street                     Vice President and General Counsel
Lexington, MA 02173

Frank Kendall
141 Spring Street                     Vice President - Engineering
Lexington, MA 02173

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Name/Business Address                    Position with Raytheon

A. Lowell Lawson
E-Systems, Inc.                       Executive Vice President and Chairman
6250 LBJ Freeway                      and Chief Executive Officer,
Dallas, TX 75240                      E-Systems, Inc.

Robert S. McWade
141 Spring Street                     Vice President - Corporate Affairs
Lexington, MA 02173

Charles Q. Miller
141 Spring Street                     Executive Vice President and Chairman
Lexington, MA 02173                   and Chief Executive Officer of
                                      Raytheon Engineers & Constructors
                                      International, Inc.

Dennis J. Picard                      Chairman and Chief Executive Officer
141 Spring Street
Lexington, MA 02173

Robert A. Skelly
141 Spring Street                     Vice President - Assistant to the
Lexington, MA 02173                   Executive Office

Robert L. Swam
141 Spring Street                     Executive Vice President and Chairman
Lexington, MA 02173                   and Chief Executive Officer of Amana
                                      Refrigeration, Inc.

William H. Swanson
180 Hartwell Road                     Executive Vice President and General
Bedford, MA 01730                     Manager - Raytheon Electronic Systems

Arthur E. Wegner
9709 East Central                     Executive Vice President and Chairman
Wichita, KS 67206                     and Chief Executive Officer of
                                      Raytheon Aircraft Company